UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011

IRIS INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9172 Eton Avenue Chatsworth, CA	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 709-1244

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 27, 2011, we entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent for certain lenders. The credit facility provides for borrowings of up to $15 million pursuant to revolving loans, acquired participations in letters of credit and swingline loans. We have not borrowed any amounts under the credit facility. All amounts under the revolving loans become due and payable on July 31, 2013. The credit facility has variable interest rates, which will change from time to time based on changes to either the applicable LIBOR rate or the lender’s prime rate. Interest is generally payable monthly in arrears. Our obligations under this credit facility are secured by a lien on substantially all the assets of IRIS International, Inc. and our domestic subsidiaries pursuant to Continuing Security Agreements with each entity. The credit facility contains several performance covenants, limitations on additional indebtedness. and customary default provisions, and all outstanding obligations under the facility may become immediately due and payable in the event of our default.

Item 1.02 Termination of a Material Definitive Agreement.

Payoff of Credit Facility with California Bank & Trust

On July 22, 2011, we terminated our business loan agreement, entered into May 25, 2004 and amended and restated on March 24, 2006 with California Bank & Trust (the “Bank”), as amended from time to time, and all related loan agreements. There was no outstanding indebtedness under the loan agreement at the time of its termination.

The credit facility consisted of a $6.5 million revolving line of credit for working capital and a $10.0 million line of credit for acquisitions and product opportunities. Borrowings under the revolving line of credit were limited to a percentage of eligible receivables and inventory. The entire credit facility had variable interest rates, which would change from time to time based on changes to either the LIBOR rate or the Bank’s prime rate. We were subject to certain financial covenants under the credit facility with the Bank. Our obligations under the credit facility were secured by a lien on substantially all of our assets and were guaranteed by our subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

10.1	Credit Agreement dated July 27, 2011 among IRIS International, Inc., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Continuing Security Agreement dated July 27, 2011 between Arista Molecular, Inc. and JPMorgan Chase Bank, N.A. as administrative agent.

10.3	Continuing Security Agreement dated July 27, 2011 between StatSpin, Inc. and JPMorgan Chase Bank, N.A. as administrative agent.

10.4	Continuing Security Agreement dated July 27, 2011 between IRIS International, Inc. and JPMorgan Chase Bank, N.A. as administrative agent.

10.5	Continuing Security Agreement dated July 27, 2011 between IRIS Molecular Diagnostics, Inc. and JPMorgan Chase Bank, N.A. as administrative agent.

10.6	Continuing Security Agreement dated July 27, 2011 between IRIS Global Network, Inc. and JPMorgan Chase Bank, N.A. as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date:	July 28, 2011	By:	/s/ César M. García

César M. García President and Chief Executive Officer

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